INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS AGREEMENT is made effective as of this 14th day of April, 2006, by and between Howard Foote, an individual, Elliott Winfield, an individual, and Universal Power Vehicles Corporation, a Nevada corporation ("UPV") (collectively, "Assignors"), and Alchemy Enterprises, Ltd., a Nevada corporation ("Alchemy").

WHEREAS, Assignors developed, license, and own certain rights, title and interest in and to various information, inventions, discoveries, writings, expressions, ideas, know-how, concepts, techniques, innovations, systems, processes, procedures, methods, prototypes, designs, and technical data involving or relating to electric power/fuel cell technology based on metal-air batteries for generating, storing and managing electricity, as generally described in the Patents identified on Exhibit A hereto (the "Technology");

WHEREAS, Assignors are the exclusive owners of certain Pre-Existing Intellectual Property (defined below) relating to the Technology;

WHEREAS, Alchemy desires to have Assignors develop for Alchemy Future intellectual Property (defined below) relating to the Technology;

WHEREAS, on or about September 13 and 14, 2005, UPV entered into a contract with the California Institute of Technology ("Caltech") and let Propulsion Laboratory ("JPL Contract," as further defined below) relating to further development of the Technology;

WHEREAS, on or about April 12, 2006, UPV entered into an Option Agreement effective March 22, 2006 (the "Option Agreement," as further defined below) relating to an option and right to acquire from Caltech an exclusive worldwide license to certain patent rights and improvements related to the Technology;

WHEREAS, on or about February 15th, 2006, Alchemy, Foote and Winfield entered into that certain Technology Contribution Agreement ("TCA") intended to effect, for valuable consideration., a transfer and assignment to Alchemy ofall Pre-Existing intellectual Property relating to the Technology, Future Intellectual Property relating to the Technology, and the JPL Contract;

WHEREAS, it was and is the intention of the parties that, pursuant to the TCA, Alchemy exclusively owns all rights, title, and interest in and to the Pre-Existing intellectual Property, Future Intellectual Property, and the JPL Contract;

WHEREAS, the TCA requires Foote and Winfield to cooperate with Alchemy to achieve the purpose of the agreement and execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transfer of the Technology to Alchemy; and

WHEREAS, Assignors desire to execute this Agreement in order to ensure that all rights, title, and interest in and to the Pre-Existing Intellectual Property, Future Intellectual Property, and the JPL Contract are transferred and assigned to Alchemy.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.  Definitions. For purposes of this Agreement, the following terms shall be defined, as follows

1.1 "Agreement" means this Intellectual Property Assignment Agreement as executed on the date hereof, including all Exhibits hereto.

1.2 "Pre-Existing Intellectual Property" means all intellectual property rights provided under United States, state and foreign law relating to the Technology ("Intellectual Property"), which are owned by Assignors, in whole or in part, on or prior to the effective date of this Agreement, including without limitation:

(a) all patents, patent applications, and inventions that may be patentable, including, without limitation, the patents and/or patent applications identified on Exhibit A hereto and any patents resulting from the inventions disclosed or claimed therein, including any and all reissues, reexaminations, continuations, divisionals or continuation-in-part applications and patents thereof, and any foreign counterpart applications and patents, as well as any improvements to the inventions disclosed or claimed in such applications and patents (collectively, "Patents");

(b) all trademarks, service marks, trade dress, and trade names, including all registrations and applications therefor, all common law rights relating thereto, and the goodwill of any business symbolized thereby, including, without limitation, the trademarks identified on Exhibit B hereto (collectively, "Marks");

(c) all copyrights and copyrightable works, including all registrations and applications therefor, and all common law rights relating thereto, including, without limitation, the copyright works identified on Exhibit C hereto (collectively, "Copyrights"); and

(d) all trade secrets, know-how, confidential and/or proprietary information, including without limitation, data. processes, methods, procedures, developments, technology, plans, and drawings (collectively, "Trade Secrets").

1.3  "Future Intellectual Property" means any and all Intellectual Property relating to the Technology developed by Assignors, in whole or in part, after the effective date of this Agreement.

1.4  "JPL Contract" means that certain JPL Task Plan No. 82-10777, entitled "Mechanically-Fed Metal-Air Fuel Cell As A High Energy Power Source" between Caltech and Jet Propulsion Laboratory, a Federally Funded Research and Development Center for the National Aeronautics and Space Administration (NASA), and UPV, executed on or about September 13 and 14, 2005, and any amendments, modifications, or extensions thereof, all of which are attached at Exhibit D.

1.5  "Option Agreement" means that certain Option Agreement effective March 22, 2006, between UPV and Caltech, and any amendments, modifications, or extensions thereof, all of which are attached at Exhibit E.

2 Assignment. Assignors hereby assign, transfer and convey to Alchemy, and agree to assign, transfer and convey to Alchemy in the future, all right, title and interest in and to the Pre-Existing Intellectual Property, the Future Intellectual Property, and the JPL Contract, including the right to sue for past infringement and recover damages therefore By this assignment, Alchemy has the sole and exclusive right to direct and control the prosecution of the Patents and any patent applications on Future Intellectual Property, as well as any registrations or applications for federal or state registration of the Marks or Copyrights.

3. Additional Performance

3.1  Assignors agree to execute any assignments or other documents as may be requested by Alchemy in the future in order to (a) perfect, preserve and protect Alchemy's ownership in the Pre-Existing Intellectual Property, the Future Intellectual Property, and the JPL Contract and (b) transfer all rights, title and interest in the Option Agreement to Alchemy

3.2  Assignors will deliver to Alchemy all files and documentation that relate to the Pre-Existing Intellectual Property, including, but not limited to, the prosecution file histories, correspondence, invention disclosures, and other pertinent materials related to the Patents.

3.3  Assignors will reasonably cooperate with Alchemy in connection with (i) the preparation, filing, prosecution, maintenance and defense of the Pre-Existing Intellectual Property and the Future Intellectual Property, and (ii) any suit for infringement of the Pre-Existing Intellectual Property or the Future Intellectual Property brought by Assignors against a third party.

4. Representations and Warranties.

4.1 Representations and Warranties of Assignors. Assignors represent and warrant to Alchemy as follows:

(a) General.

(i)  Assignors have the full right, power and authority to enter into this Agreement.

(ii)  Assignors may enter into and perform their obligations under this Agreement without being in breach of obligations owed by Assignors to any third party.

(iii)  No third-party licenses or approvals are required for Alchemy to enjoy the full right, power and authority to practice, develop, license, and exploit the Technology and acquire the Pre-Existing Intellectual Property, Future Intellectual Property, and JPL Contract

(b) Patents.

(i) Assignors are the owners of all right, title, and interest in and to each of the Patents, free and clear of any liens, security interests, charges, and other encumbrances.

(ii) Foote is the sole and exclusive inventor of the subject matter of the Patents and no other person or entity has a claim of inventorship with respect to the subject matter of the Patents.

(iii) Assignors have not granted any right or license under or with respect to the Patents to any third party.

(iv) All issued Patents are currently in compliance with all formal legal requirements (including, as applicable, the timely payment of maintenance fees and annuities), are valid, enforceable, and unexpired, and are not subject to any actions falling due within ninety days after the effective date of this Agreement. All applications for a Patent are currently in compliance with all formal legal requirements (including, as applicable, the timely filing of responses to Office Actions), and are not subject to any actions falling due within ninety days after the effective date of this Agreement.

(v) No Patent has been or is now the subject of any interference, reissue, reexamination, litigation, or other action, and, to Assignors' knowledge, no such action is threatened with respect to any of the Patents.

(vi) To Assignors' knowledge, no third party has been or is now infringing or otherwise violating any of the Patents.

(vii) To Assignors' knowledge, the normal operation of UPV's business, including practice of the inventions covered by the Patents, does not infringe or otherwise conflict or interfere with any patent rights or other proprietary rights of any third party. To Assignors' knowledge, no third party has threatened or made any claim of patent infringement against Assignors.

(c) Marks.

(i) Assignors are the owners of all right, title, and interest in and to each of the Marks, free and clear of any liens, security interests, charges, and other encumbrances.

(ii) Assignors have not granted any right or license under or with respect to the Marks to any third party.

(iii) All registered Marks are currently in compliance with all formal legal requirements (including, as applicable, the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid, enforceable, and unexpired, and are not subject to any actions failing due within ninety days after the effective date of this Agreement. All applications for registration of a Mark are currently in compliance with all formal legal requirements (including, as applicable, the timely filing of responses to Office Actions), and are not subject to any actions falling due within ninety days after the effective date of this Agreement.

(iv) No Mark has been or is now the subject of any opposition, cancellation, litigation, or other action, and, to Assignors' knowledge, no such action is threatened with respect to any of the Marks.

(v) To Assignors' knowledge, no third party has been or is now infringing, diluting or otherwise violating any of the Marks.

(vi) To Assignors' knowledge, the normal operation of UPV's business, including use of the Marks, does not infringe, dilute, or otherwise conflict or interfere with any trademark rights of any third party. To Assignors' knowledge, no third party has threatened or made any claim of trademark infringement or dilution against Assignors.

(d) Copyrights.

(i) Assignors are the owners of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, and other encumbrances.

(ii) Assignors have not granted any right or license under or with respect to the Copyrights to any third party.

(iii) All Copyrights that have been registered with the United States Copyright Office are currently in compliance with formal legal requirements, are valid, enforceable and unexpired, and are not subject to any actions falling due within ninety days after the effective date of this Agreement.

(iv) No Copyright has been or is now the subject of any litigation or other action, and, to Assignors' knowledge, no such action is threatened with respect to any of the Copyrights.

(v) To Assignors' knowledge, no third party has been or is now infringing or otherwise violating any of the Copyrights.

(vi) To Assignors' knowledge, the normal operation of UPV's business does not infringe or otherwise conflict or interfere with any copyright rights of any third party. To Assignors' knowledge, no third party has threatened or made any claim of copyright infringement against Assignors.

(e) Trade Secrets.

(i) Assignors are the owners of all right, title, and interest in and to each of the Trade Secrets, free and clear of all liens, security interests, charges, and other encumbrances.

(ii) Assignors have not granted any right or license under or with respect to the Trade Secrets to any third party.

(iii) Assignors have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets. All individuals having knowledge of a Trade Secret have executed confidentiality agreements to protect the confidentiality thereof

(iv) No Trade Secret has been or is now the subject of any litigation or other action, and, to Assignors' knowledge, no such action is threatened with respect to any of the Trade Secrets.

(v) To Assignors' knowledge, the Trade Secrets are not known outside of UPV and have not been used, divulged, or appropriated either for the benefit of any person or to the detriment of UPV.

(vi) To Assignors' knowledge, the normal operation of UPV's business, including use of the Trade Secrets, does not constitute misappropriation of any trade secret rights of any third party or otherwise violate the proprietary rights of any third party. To Assignors' knowledge, no third party has threatened or made any claim of misappropriation of a trade secret or breach of confidentiality against Assignors.

(f) JPL Contract.

(i) Assignors are the owners of all right, title, and interest in and to the JPL Contract, free and clear of all liens, security interests, charges, and other encumbrances.

(ii) Attached as Exhibit D is a true, correct, and complete copy of the JPL Contract and there have been no amendments, oral or written, to the terms of the JPL Contract.

(iii) Assignors have not granted any right or license under or with respect to the JPL Contract to any third party.

(iv) This Agreement will not cause a default under (with or without notice or the passage of time or both) the JPL Contract.

(v) Assignors have performed all obligations and made all payments required under the JPL Contract and there exists no default and no circumstance which would, with the giving of notice or the passage of time or both, constitute a default under the JPL Contract by either party thereto.

(vi) Assignors have not received notice of any cancellation or termination of, or of any threat to cancel or terminate, the JPL Contract.

(g) Option Agreement.

(i) Assignors are the owners of all right, title, and interest in and to the Option Agreement, free and clear of all liens, security interests, charges, and other encumbrances.

(ii) Attached as Exhibit E is a true, correct, and complete copy of the Option Agreement and there have been no amendments, oral or written, to the terms of the Option Agreement.

(iii) Assignors have not exercised, and will not exercise, any rights under the Option Agreement without the prior written consent of Alchemy.

(iv) Assignors have not transferred or assigned, and will not transfer or assign, any rights under or with respect to the Option Agreement to any third party without the prior written consent of Alchemy.

(v) This Agreement will not cause a default under (with or without notice or the passage of time or both) the Option Agreement.

(vi) Assignors have not received notice of any cancellation or termination of, or of any threat to cancel or terminate, the Option Agreement.

(vii) At the written request, and only upon the written request, of Alchemy, Assignors will assign the Option Agreement to Alchemy and use their best efforts to obtain from Caltech any necessary written consent to the assignment of the Option Agreement to Alchemy.

4.2 Representations and Warranties of Alchemy. Alchemy represents and warrants to Assignors that (i) Alchemy has the full right, power and authority to enter into this Agreement; and (ii) Alchemy may enter into and perform its obligations under this Agreement without being in breach of obligations owed by Alchemy to any third party.

4.2 Assumption of JPL Contract. Alchemy agrees to assume and fulfill all obligations and duties of Assignors under the JPL Contract arising from and after the effective date of this Agreement; provided, however, that Alchemy does not assume any duties, obligations or undertakings of Assignors under the JPL Contract arising prior to the effective date of this Agreement, or any liability, claims, demands or causes of action of or against Assignors related thereto (the "Excluded Obligations")

5. Indemnification. Each party (the "Indemnitor") agrees to defend, indemnify and hold harmless the other party (the "Indemnitee") from and against any and all Losses arising from the Indemnitor's breach of any of the representations and warranties of Section 4 or arising from Assignors' failure to fully and properly perfonn and discharge all of the Excluded Obligations. For purposes of this Section 5, "Losses" means each and all of the following items to the extent actually paid or incurred losses, liabilities, damages, judgments, fines, costs, royalties, penalties, amounts paid in settlement and reasonable out-of-pocket costs and expenses (including attorneys' fees and expenses) incurred in connection therewith, including those incurred in any action, suit, proceeding or claim arising from any ofthe foregoing.

6. Applicable Law. This Agreement and all rights and obligations of the parties hereunder will be governed by and construed in accordance with the substantive laws of the State of Arizona, and applicable federal intellectual property laws, without giving effect to any choice or conflict of law provision or rule of any other jurisdiction. All disputes under this Agreement shall be settled by arbitration in accordance with the terms of Section 8.2 the TCA.

7. Consideration. Both parties acknowledge that the provisions of this Agreement and the TCA are adequate consideration for forming a binding contract.

8. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, successors and assigns.

9. Amendments and Waivers. AU amendments and other modifications of this Agreement shall be in writing and signed by each of the parties. The failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any right hereunder.

10. Enforceability and Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

11. Headings. The headings used in this Agreement are for convenience only and shall not constitute a part of this Agreement.

12. Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto and this Agreement shall be deemed to have been drafted by all the parties hereto.

13. Entire Agreement. This Agreement is to be read in conjunction with the TCA which, collectively, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and undertakings between the parties relating to the subject matter hereof The TCA shall remain in full force and effect To the extent there is a conflict between this Agreement and the TCA, the terms of this Agreement shall control.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement intending to be legally bound.

HOWARD FOOTE

/s/ Howard Foote

Howard Foote

ELLIOTT WINFIELD

/s/ Elliot Winfield

Elliot Winfield

UNIVERSAL POWER VEHICLES CORPORATION

By:  /s/ Howard Foote

Name: Howard Foote

Title: President

ALCHEMY ENTERPRISES, LTD.

By:  /s/

Name:

Title:

EXHIBIT A

Patents

Application No.	Filing Date	Patent No.	Issue Date	Inventor(s)	Title

60/757,037	01/09/2006	-	-	Howard A. Foote	Power Generation Using Metal-Oxygen Electrochemical Reaction

60/764,360	02/0212006	-	-	Howard A. Foote	Power Cell Fueled by Hydrogen Generated From Recycled By-Product of a Metal Reaction

60/765,720	02/07/2006	-	-	Howard A. Foote	Power Cell Fueled by Magnesium Generated From Recycled Reaction By-Product